Exhibit 24

                                POWER OF ATTORNEY

      The undersigned does hereby appoint Mark P. Fisher, David A. Baylor and Andrew P. Stone (and any other employee of Thomas Weisel Partners Group, Inc. or one of its affiliates designated in writing by one of the attorneys-in-fact) his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the other, and with full power of substitution and resubstitution, to execute and file for him and in his name the Initial Statement of Beneficial Ownership of Securities on Form 3, any Statement of Changes in Beneficial Ownership on Form 4 and any Annual Statement of Changes in Beneficial Ownership on Form 5, or any similar or successor form, which may be required to be filed by him with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and any and all instruments necessary or incidental therewith, in connection with the undersigned's ownership of, or transactions in, securities of Thomas Weisel Partners Group, Inc., hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and approving the act of said attorneys and each of them.

      This power of attorney shall not be affected by the subsequent disability or incompetence of the undersigned. This power of attorney shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of Thomas Weisel Partners Group, Inc. or one of its affiliates.

      IN WITNESS WHEREOF, the undersigned hereunto signed his name this 9th day of August 2007.


                                        /s/ William McLeod
                                        ----------------------------------------
                                            Name:  William McLeod